Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
MARCH 29, 2013

CHESAPEAKE ENERGY CORPORATION ESTABLISHES OFFICE OF CHAIRMAN

Appoints Steven C. Dixon Acting Chief Executive Officer

OKLAHOMA CITY, March 29, 2013 – Chesapeake Energy Corporation (NYSE: CHK) today announced that its Board of Directors has established a three-person Office of the Chairman while continuing its previously announced CEO search process with the assistance of Heidrick & Struggles.

The Office of the Chairman includes: Archie W. Dunham, Non-Executive Chairman of the Board; Steven C. Dixon, who has been named Acting Chief Executive Officer in addition to his continuing role as Chief Operating Officer; and Domenic J. Dell’Osso Jr., Chief Financial Officer.  Mr. Dixon has served as Executive Vice President and Chief Operating Officer since 2006 and has held various senior operational positions since joining Chesapeake in 1991.  Mr. Dell’Osso has served as Executive Vice President and Chief Financial Officer since 2010 after serving in various financial roles since 2008.

As part of Chesapeake’s previously announced succession plan, the members of the Office of the Chairman have been working closely to transition oversight of strategic, operational, and financial matters as well as certain day-to-day management responsibilities from Chief Executive Officer Aubrey K. McClendon, who has previously agreed with the Board to retire on April 1, 2013.

Archie W. Dunham, Chairman of the Board, said: “Chesapeake continues to perform well and is successfully executing our strategy to increase liquids production, drive capital efficiencies across the business, and enhance financial flexibility to prudently fund growth.  Steve and Nick are both playing key leadership roles as the company accelerates the realization of the substantial intrinsic value of our world-class oil and gas assets for the benefit of all Chesapeake stakeholders.”

Conference Call Information

A conference call to discuss this release and to provide an operational update has been scheduled for Monday, April 1, 2013 at 8:30 am EDT.  The telephone number to access the conference call is 913-312-1516 or toll-free 888-778-9065.  The passcode for the call is 4764790.  We encourage those who would like to participate in the call to place calls between 8:20 and 8:30 am EDT.  For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EDT on Monday, April 1, 2013 and will run through midnight Thursday, April 15, 2013.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4764790.  The conference call will also be webcast live on Chesapeake’s website in the “Events” subsection of the “Investors” section of the company’s website.  The webcast of the conference will be available on the company’s website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 11 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Eagle Ford, Utica, Granite Wash, Cleveland, Tonkawa, Mississippi Lime and Niobrara unconventional liquids plays and in the Marcellus, Haynesville/Bossier and Barnett unconventional natural gas shale plays. The company also owns substantial marketing and oilfield services businesses through its subsidiaries Chesapeake Energy Marketing, Inc. and Chesapeake Oilfield Operating, L.L.C. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release includes "forward-looking statements" that give Chesapeake's current expectations or forecasts of future events.  Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectation expressed.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

CHESAPEAKE CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	Gary T. Clark, CFA	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-6741	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	gary.clark@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154